Exhibit 99.1

FB Financial Corporation Reports Strong 2018 Second Quarter Results

Reported diluted EPS of $0.70; Adjusted diluted EPS of $0.72, excluding offering-related expenses

Driven by 21.1% annualized loan growth; 17.3% annualized customer deposit growth

Adjusted ROAA of 1.91%; NIM of 4.81%

NASHVILLE, Tenn.--(BUSINESS WIRE)--July 23, 2018--FB Financial Corporation (the “Company”) (NYSE: FBK), parent company of FirstBank, reported net income of $22.1 million, or $0.70 per diluted common share, for the second quarter of 2018, compared to net income of $11.2 million, or $0.43 per diluted common share, for the second quarter of 2017. Adjusting for nondeductible offering-related expenses, net income was $22.7 million, or $0.72 per diluted common share, reflecting growth of 60.0% per share, when compared to net income of $11.7 million, or $0.45 per diluted common share for the second quarter of 2017, which excluded pre-tax merger-related expenses.

President and Chief Executive Officer Christopher T. Holmes stated, “Our team continues to deliver outstanding performance driven by growth in loans and deposits, which was balanced across markets and products. Our adjusted ROAA of 1.91% and our net interest margin of 4.81% are among the best in the industry. Our associates take pride in our elite financial performance and that is part of the culture of our company. We believe our disciplined, long-term approach positions us well for the future, including the last half of 2018.”

Performance Summary

		For the Three Months Ended June 30,
	(dollars in thousands, except share data)	2018	2017
	Results of operations
	Net interest income	$51,517	$30,427
	NIM	4.81%	4.19%
	Provision for loan losses	$1,063	$(865)
	Net (recovery) charge-off ratio	(0.11%)	(0.25%)
	Noninterest income	$35,708	$35,657
	Mortgage banking income	28,544	30,239
	Total mortgage banking pre-tax contribution, adjusted(1)	10.4%	29.6%
	Total revenue	$87,225	$66,084
	Noninterest expenses	56,303	49,136
	Merger/offering-related expenses	671	767
	Efficiency ratio	64.5%	74.4%
	Core efficiency ratio(1)	62.1%	70.2%
	Net income	22,065	11,239
	Diluted earnings per share	$0.70	$0.43
	Effective tax rate	26.1%	36.9%
	Net income, adjusted(1)	$22,736	$11,705
	Diluted earnings per share, adjusted(1)	$0.72	$0.45
	Weighted average number of shares - diluted	31,294,044	26,301,458
	Actual shares outstanding - period end	30,683,353	28,968,160
	Returns on average:
	Assets	1.86%	1.40%
	Adjusted(1)	1.91%	1.46%
	Equity	14.4%	11.3%
	Tangible common equity (1)	19.0%	13.0%
	Adjusted(1)	19.6%	13.5%
(1)

Certain measures are considered non-GAAP financial measures. See “Use of non-GAAP Financial Measures” and the corresponding non-GAAP reconciliation tables in the Supplemental Financial Information as well as “Use of non-GAAP Financial Measures” and the Appendix in the Earnings Release Presentation issued July 23, 2018.

		2018		2017	Annualized
	(dollars in thousands)	Second Quarter	First Quarter	Second Quarter	2Q18 / 1Q18 % Change	2Q18 / 2Q17 % Change
	Balance Sheet Highlights
	Investment securities	$611,435	$597,347	$553,357	9.5%	10.5%
	Loans - held for sale	374,916	414,518	427,416	-38.3%	-12.3%
	Loans - held for investment	3,415,575	3,244,663	1,970,974	21.1%	73.3%
	Allowance for loan losses	26,347	24,406	23,247	31.9%	13.3%
	Total assets	4,923,249	4,725,416	3,346,570	16.8%	47.1%
	Customer deposits	3,844,009	3,684,758	2,726,060	17.3%	41.0%
	Total deposits	3,909,863	3,766,151	2,727,593	15.3%	43.3%
	Total shareholders' equity	630,959	611,075	509,517	13.1%	23.8%
	Tangible book value per share(1)	$15.66	$14.99	$15.83
	Tangible common equity to tangible assets (1)	10.1%	10.2%	13.9%
(1)

Certain measures are considered non-GAAP financial measures. See “Use of non-GAAP Financial Measures” and the corresponding non-GAAP reconciliation tables in the Supplemental Financial Information as well as “Use of non-GAAP Financial Measures” and the Appendix in the Earnings Release Presentation issued July 23, 2018.

Continued Focus on Execution of Strategy Drives Growth and Profitability

“Our annualized 21.1% loan and 17.3% customer deposit growth in the quarter was outstanding, driven by the needs of our existing customers and the addition of new customer relationships. These results demonstrate the capacity of our team to balance strong growth in revenue, loans and deposits while delivering peer-leading margins and controlling expenses. Our loan growth, deposit growth and net interest margin were all stronger than previous quarters, and above our long-term targets. We expect loan growth to settle back into our 10%-12% target range in the last half of 2018, but our success in the first half of the year should cause us to exceed our planned growth range for the year,” Holmes said.

Holmes continued, “Pricing and terms will always be competitive in a crowded industry, but we will continue to focus on delivering both growth and profitability. We believe our market-focused operating model is built to withstand the ebbs and flows of the interest rate and credit markets. Continuing to grow our customer deposits is important to our success and will come with accelerating increases in our cost of deposits and our deposit beta. Our deposit beta was a manageable 28% this quarter and we expect deposit betas to move upward in the coming quarters, partially offset by positive loan betas.”

The Company’s net interest margin (NIM) was 4.81% for the second quarter of 2018, compared to 4.64% and 4.19% for the first quarter of 2018 and the second quarter of 2017, respectively. This improvement was attained through contractual loan yield expansion and funding cost containment. Accretion related to purchased loans and collections of nonaccrual interest contributed 20 basis points to the Company’s NIM compared to 20 and 15 basis points for the first quarter of 2018 and the second quarter of 2017, respectively.

“As we indicated during our first quarter earnings call, we expected our adjusted net interest margin, which was a healthy 4.61%, to exceed the top-end of our long-term range. This is reflective of focusing on customer relationships versus wholesale business, capitalizing on fee opportunities and benefitting from the rising rate environment on loan yields,” Holmes commented.

Noninterest Income Remains Stable

Noninterest income was $35.7 million for the second quarter of 2018, compared to $33.3 million for the first quarter of 2018 and $35.7 million for the second quarter of 2017. Mortgage banking income was $28.5 million for the second quarter of 2018, compared to $26.5 million for the first quarter of 2018 and $30.2 million for the second quarter of 2017.

Holmes commented, “This quarter, our mortgage business represented 10.4% of the Company’s adjusted pre-tax income compared to 29.6% for the second quarter of 2017. These results reflect our near-term plan of growing our Banking Segment faster than our Mortgage Segment to maintain a total mortgage pre-tax contribution in the 10%-15% range. Our mortgage team continues to deliver significant noninterest income in the face of declining volumes and margin pressures in the mortgage business.”

Continuing to Improve Operating Efficiency

Noninterest expense was $56.3 million for the second quarter of 2018, compared to $56.2 million for the first quarter of 2018 and $49.1 million for the second quarter of 2017. Excluding the merger/offering-related expenses, noninterest expense was $55.6 million for the second quarter of 2018, compared to $55.0 million for the first quarter of 2018 and $48.4 million for the second quarter of 2017.

Chief Financial Officer, James R. Gordon, stated, “Our year-over-year operating leverage from organic growth, merger and ongoing cost efficiencies is best illustrated by the improvement in our Banking Segment efficiency ratio to 51.7% from 60.4% for the same period last year. Further demonstrating our progress, the Company’s total revenue has increased by more than twice the rate of its total noninterest expense when compared to the same period last year.”

Strong Asset Quality

During the second quarter of 2018, we recognized a provision for loan losses of $1.1 million, reflecting loan growth, stable fundamental credit metrics and net recoveries of 0.11% of average loans. Our nonperforming assets decreased from the previous quarter to $25.8 million, or 0.52% of total assets. Nonperforming loans declined to 0.26% of loans held for investment at June 30, 2018, compared to 0.30% at March 31, 2018.

Capital Strength for Future Growth

“We continue to generate capital at a strong pace, with an increase in tangible book value per share of 35.5% since our IPO in September 2016, which should continue to sustain both organic and acquired growth in future periods. Our tangible common equity to tangible assets ratio of 10.1% this quarter continues to provide us strategic and tactical flexibility, and supports our quarterly cash dividend of six cents per share,” commented Gordon.

Summary

“By focusing on serving our customers, understanding our markets and adhering to our core values, our associates continue to deliver outstanding results. We believe the Company is well-positioned to continue our performance across our attractive markets. We appreciate our customers, associates and shareholders and thank you for your continued support,” Holmes concluded.

WEBCAST AND CONFERENCE CALL INFORMATION

The live broadcast of FB Financial Corporation’s earnings conference call will begin at 8:00 a.m. CT on Tuesday, July 24, 2018, and the conference call will be broadcast live over the Internet at https://services.choruscall.com/links/fbk180724yyYSkAAU.html. An online replay will be available for twelve months approximately an hour following the conclusion of the live broadcast.

ABOUT FB FINANCIAL CORPORATION

FB Financial Corporation (NYSE: FBK) is a bank holding company headquartered in Nashville, Tennessee. FB Financial operates through its wholly owned banking subsidiary, FirstBank, the third largest Tennessee-headquartered community bank, with 56 full-service bank branches across Tennessee, North Alabama and North Georgia, and a national mortgage business with offices across the Southeast. FirstBank serves five of the largest metropolitan markets in Tennessee and has approximately $4.9 billion in total assets.

SUPPLEMENTARY FINANCIAL INFORMATION AND EARNINGS PRESENTATION

Investors are encouraged to review this Earnings Release in conjunction with the Supplemental Financial Information and Earnings Presentation posted on the Company’s website, which can be found at https://investors.firstbankonline.com. This Earnings Release, the Supplemental Financial Information and the Earnings Presentation are also included with a Current Report on Form 8-K that the Company furnished to the U.S. Securities and Exchange Commission (SEC) on July 23, 2018.

BUSINESS SEGMENT RESULTS

The Company has included its business segment financial tables as part of this Earnings Release. A detailed discussion of our business segments is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and investors are encouraged to review that discussion in conjunction with this Earnings Release.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this Earnings Release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements relating to the Company’s assets, business, cash flows, condition (financial or otherwise), credit quality, financial performance, liquidity, short and long-term performance goals, prospects, results of operations, strategic initiatives and the timing, benefits, costs and synergies of future acquisition, disposition and other growth opportunities. These statements, which are based upon certain assumptions and estimates and describe the Company’s future plans, results, strategies and expectations, can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “projection” and other variations of such words and phrases and similar expressions. These forward-looking statements are not historical facts, and are based upon current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control. The inclusion of these forward-looking statements should not be regarded as a representation by the Company or any other person that such expectations, estimates and projections will be achieved. Accordingly, the Company cautions investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict and that are beyond the Company’s control. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date of this Earnings Release, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this Earnings Release including, without limitation, the risks and other factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 16, 2018 under the captions “Cautionary note regarding forward-looking statements” and “Risk factors.” Many of these factors are beyond the Company’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this Earnings Release, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company.

GAAP RECONCILIATION AND USE OF NON-GAAP FINANCIAL MEASURES

This Earnings Release contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures. These non‐GAAP financial measures include, without limitation, adjusted net income, adjusted diluted earnings per share, core net income, core diluted earnings per share, core noninterest expense and core noninterest income, core efficiency ratio (tax equivalent basis), Banking segment core efficiency ratio (tax equivalent basis), Mortgage segment core efficiency ratio (tax equivalent basis), adjusted mortgage contribution, core return on average assets and equity and core total revenue. Each of these non-GAAP metrics excludes certain income and expense items that the Company’s management considers to be non‐core in nature. The Company refers to these non‐GAAP measures as adjusted or core measures. The corresponding Earnings Release also presents tangible assets, tangible common equity, tangible book value per common share, tangible common equity to tangible assets, return on tangible common equity, return on average tangible common equity, adjusted return on average assets, adjusted return on average equity, core return on average tangible common equity and adjusted return on average tangible common equity. Each of these non-GAAP metrics excludes the impact of goodwill and other intangibles.

The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance, financial condition and the efficiency of its operations as management believes such measures facilitate period-to-period comparisons and provide meaningful indications of its operating performance as they eliminate both gains and charges that management views as non-recurring or not indicative of operating performance. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant non-core gains and charges in the current and prior periods. The Company’s management also believes that investors find these non-GAAP financial measures useful as they assist investors in understanding the Company’s underlying operating performance and in the analysis of ongoing operating trends. In addition, because intangible assets such as goodwill and other intangibles, and the other items excluded each vary extensively from company to company, the Company believes that the presentation of this information allows investors to more easily compare the Company’s results to the results of other companies. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which the Company calculates the non-GAAP financial measures discussed herein may differ from that of other companies reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial measures the Company has discussed herein when comparing such non-GAAP financial measures. See the “Use of non-GAAP Financial Measures” and the corresponding non-GAAP reconciliation tables in the Supplemental Financial Information as well as “Use of non-GAAP Financial Measures” and the Appendix in the Earnings Release Presentation issued July 23, 2018 for a discussion and reconciliation of these measures to the most directly comparable GAAP financial measures.

Financial Summary and Key Metrics
(Unaudited)
(In Thousands, Except Share Data and %)

	2018		2017
	Second Quarter	First Quarter	Second Quarter
Statement of Income Data
Total interest income	$59,043	$54,848	$33,278
Total interest expense	7,526	6,419	2,851
Net interest income	51,517	48,429	30,427
Provision for loan losses	1,063	317	(865)
Total noninterest income	35,708	33,275	35,657
Total noninterest expense	56,303	56,151	49,136
Net income before income taxes	29,859	25,236	17,813
Income tax expense	7,794	5,482	6,574
Net income	$22,065	$19,754	$11,239
Net interest income (tax—equivalent basis)	$51,909	$48,799	$31,158
Net income, adjusted*	$22,736	$20,636	$11,705
Per Common Share
Diluted net income	$0.70	$0.63	$0.43
Diluted net income, adjusted*	$0.72	$0.66	$0.45
Book value	20.56	19.92	17.59
Tangible book value*	15.66	14.99	15.83
Weighted average number of shares-diluted	31,294,044	31,421,830	26,301,458
Period-end number of shares	30,683,353	30,671,763	28,968,160
Selected Balance Sheet Data
Cash and due from banks	$67,863	$53,060	$59,112
Loans held for investment (HFI)	3,415,575	3,244,663	1,970,974
Allowance for loan losses	(26,347)	(24,406)	(23,247)
Loans held for sale	374,916	414,518	427,416
Investment securities, at fair value	611,435	597,347	553,357
Other real estate owned, net	14,639	15,334	6,370
Total assets	4,923,249	4,725,416	3,346,570
Customer deposits	3,844,009	3,684,758	2,726,060
Brokered and internet time deposits	65,854	81,393	1,533
Total deposits	3,909,863	3,766,151	2,727,593
Borrowings	326,897	278,293	43,790
Total shareholders' equity	630,959	611,075	509,517
Selected Ratios
Return on average:
Assets	1.86%	1.71%	1.40%
Shareholders' equity	14.4%	13.4%	11.3%
Tangible common equity*	19.0%	17.9%	13.0%
Average shareholders' equity to average assets	12.9%	12.8%	12.4%
Net interest margin (NIM) (tax-equivalent basis)	4.81%	4.64%	4.19%
Efficiency ratio (GAAP)	64.5%	68.7%	74.4%
Core efficiency ratio (tax-equivalent basis)*	62.1%	65.5%	70.2%
Loans held for investment to deposit ratio	87.4%	86.2%	72.3%
Total loans to deposit ratio	96.9%	97.2%	87.9%
Yield on interest-earning assets	5.51%	5.25%	4.57%
Cost of interest-bearing liabilities	0.96%	0.85%	0.55%
Cost of total deposits	0.62%	0.55%	0.34%
Credit Quality Ratios
Allowance for loan losses as a percentage of loans held for investment	0.77%	0.75%	1.18%
Net (recoveries) charge-off's as a percentage of average loans held for investment	(0.11)%	(0.01)%	(0.25)%
Nonperforming loans held for investment as a percentage of total loans held for investments	0.26%	0.30%	0.50%
Nonperforming assets as a percentage of total assets	0.52%	0.59%	0.58%
Preliminary capital ratios (Consolidated)
Shareholders' equity to assets	12.8%	12.9%	15.2%
Tangible common equity to tangible assets*	10.1%	10.2%	13.9%
Tier 1 capital (to average assets)	10.9%	10.7%	15.5%
Tier 1 capital (to risk-weighted assets)	11.4%	11.8%	18.3%
Total capital (to risk-weighted assets)	12.0%	12.3%	19.1%
Common Equity Tier 1 (to risk-weighted assets) (CET1)	10.7%	11.0%	17.2%

*These measures are considered non-GAAP financial measures. See “GAAP Reconciliation and Use of Non-GAAP Financial Measures” and the corresponding financial tables below for reconciliations of these Non-GAAP measures. Investors are encouraged to refer to the discussion of non-GAAP measures included in the corresponding earnings release.

Non-GAAP Reconciliation
For the Quarters Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2018		2017
Net income, adjusted	Second Quarter	First Quarter	Second Quarter
Pre-tax net income	$29,859	$25,236	$17,813
Plus merger and offering-related expenses	671	1,193	767
Less significant gains (losses) on securities, other real estate owned and other items	-	-	-
Pre-tax net income, adjusted	$30,530	$26,429	$18,580
Income tax expense, adjusted	7,794	5,793	6,875
Net income, adjusted	$22,736	$20,636	$11,705
Weighted average common shares outstanding fully diluted	31,294,044	31,421,830	26,301,458

Diluted earnings per share, adjusted
Diluted earnings per common share	$0.70	$0.63	$0.43
Plus merger and offering-related expenses	0.02	0.04	0.03
Less significant gains (losses) on securities, other real estate owned and other items	-	-	-
Less tax effect	-	(0.01)	(0.01)
Diluted earnings per share, adjusted	$0.72	$0.66	$0.45

Previously, the Company adjusted reported net income for the following items: (i) change in fair value in MSRs, net, and (ii) Gains (losses) from securities, OREO, MSRs, other assets, and other items. Beginning with the first quarter of 2018, the Company is only adjusting reported earnings for (i) merger and conversion costs; and (ii) other significant items impacting comparability between quarterly and annual periods including costs related to the secondary stock offering completed by our primary shareholder during the second quarter of 2018. Prior periods have been adjusted to conform to this presentation, see below for previously reported amounts:

			2017
Previously reported core results*			Second Quarter
Core net income			$12,919
Core diluted earnings per share			$0.49

* Non-GAAP reconciliations of previously reported core results are included in previously issued earnings release supplements.

Non-GAAP Reconciliation
For the Quarters Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2018		2017
Core efficiency ratio (tax-equivalent basis)	Second Quarter	First Quarter	Second Quarter
Total noninterest expense	$56,303	$56,151	$49,136
Less merger and offering-related expenses	671	1,193	767
Less loss on sale of mortgage servicing rights	-	-	249
Core noninterest expense	$55,632	$54,958	$48,120
Net interest income (tax-equivalent basis)	51,909	48,799	31,158
Total noninterest income	35,708	33,275	35,657
Less change in fair value on mortgage servicing rights	(1,778)	(1,713)	(1,840)
Less (loss) gain on sales or write-downs of other real estate owned and other assets	(132)	(118)	62
Less (loss) gain from securities, net	(97)	(47)	29
Core noninterest income	37,715	35,153	37,406
Core revenue	$89,624	$83,952	$68,564
Efficiency ratio (GAAP)(1)	64.5%	68.7%	74.4%
Core efficiency ratio (tax-equivalent basis)	62.1%	65.5%	70.2%

(1) Efficiency ratio (GAAP) is calculated by dividing reported noninterest expense by reported total revenue.

	2018		2017
Banking segment core efficiency ratio (tax equivalent)	Second Quarter	First Quarter	Second Quarter
Core consolidated noninterest expense	$55,632	$54,958	$48,120
Less Mortgage segment noninterest expense	19,582	18,910	19,802
Add loss on sale of mortgage servicing rights	-	-	249
Adjusted Banking segment noninterest expense	36,050	36,048	28,567
Adjusted core revenue	89,624	83,952	68,564
Less Mortgage segment noninterest income	21,650	20,363	23,121
Less change in fair value on mortgage servicing rights	(1,778)	(1,713)	(1,840)
Adjusted Banking segment total revenue	$69,752	$65,302	$47,283
Banking segment core efficiency ratio (tax-equivalent basis)	51.7%	55.2%	60.4%

Mortgage segment core efficiency ratio (tax equivalent)
Consolidated Noninterest expense	$56,303	$56,151	$49,136
Less loss on sale of mortgage servicing rights	-	-	249
Less Banking segment noninterest expense	36,721	37,241	29,334
Adjusted Mortgage segment noninterest expense	$19,582	$18,910	$19,553
Total noninterest income	35,708	33,275	35,657
Less Banking segment noninterest income	14,058	12,912	12,536
Less change in fair value on mortgage servicing rights	(1,778)	(1,713)	(1,840)
Adjusted Mortgage segment total revenue	$23,428	$22,076	$24,961
Mortgage segment core efficiency ratio (tax-equivalent basis)	83.6%	85.7%	78.3%

	2018		2017
Mortgage contribution, adjusted	Second Quarter	First Quarter	Second Quarter
Mortgage segment pre-tax net contribution	$1,916	$1,111	$3,747
Retail footprint:
Mortgage banking income	6,894	6,108	7,118
Mortgage banking expenses	5,649	5,097	5,368
Retail footprint pre-tax net contribution	1,245	1,011	1,750
Total mortgage banking pre-tax net contribution	$3,161	$2,122	$5,497
Pre-tax net income	29,859	25,236	17,813
% total mortgage banking pre-tax net contribution	10.6%	8.4%	30.9%
Pre-tax net income, adjusted	30,530	26,429	18,580
% total mortgage banking pre-tax net contribution, adjusted	10.4%	8.0%	29.6%

Non-GAAP Reconciliation
For the Quarters Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2018		2017
Tangible assets and equity	Second Quarter	First Quarter	Second Quarter
Tangible Assets
Total assets	$4,923,249	$4,725,416	$3,346,570
Less goodwill	137,190	137,190	46,867
Less intangibles, net	13,203	14,027	4,048
Tangible assets	$4,772,856	$4,574,199	$3,295,655
Tangible Common Equity
Total shareholders' equity	$630,959	$611,075	$509,517
Less goodwill	137,190	137,190	46,867
Less intangibles, net	13,203	14,027	4,048
Tangible common equity	$480,566	$459,819	$458,602
Common shares outstanding	30,683,353	30,671,763	28,968,160
Book value per common share	$20.56	$19.92	$17.59
Tangible book value per common share	$15.66	$14.99	$15.83
Total shareholders' equity to total assets	12.8%	12.9%	15.2%
Tangible common equity to tangible assets	10.1%	10.2%	13.9%
Net income	$22,065	$19,754	$11,239
Return on tangible common equity	18.4%	17.4%	9.8%

	2018		2017
Return on average tangible common equity	Second Quarter	First Quarter	Second Quarter
Total average shareholders' equity	$615,950	$599,198	$398,805
Less average goodwill	137,190	137,190	46,839
Less average intangibles, net	13,615	14,465	4,124
Average tangible common equity	$465,145	$447,544	$347,842
Net income	$22,065	$19,754	$11,239
Return on average tangible common equity	19.0%	17.9%	13.0%

	2018		2017
Return on average tangible common equity, adjusted	Second Quarter	First Quarter	Second Quarter
Average tangible common equity	465,145	447,544	347,842
Net income, adjusted	$22,736	$20,636	$11,705
Return on average tangible common equity, adjusted	19.6%	18.7%	13.5%

	2018		2017
Return on average assets and equity, adjusted	Second Quarter	First Quarter	Second Quarter
Net income	$22,065	$19,754	$11,239
Average assets	4,763,991	4,678,494	3,224,783
Average equity	615,950	599,198	398,805
Return on average assets	1.86%	1.71%	1.40%
Return on average equity	14.4%	13.4%	11.3%
Net income, adjusted	22,736	20,636	11,705
Return on average assets, adjusted	1.91%	1.79%	1.46%
Return on average equity, adjusted	14.8%	14.0%	11.8%

			2017
Previously reported core metrics*			Second Quarter
Core return on average tangible common equity			14.9%
Core return on average assets			1.61%
Core return on average equity			13.0%
Core total revenue			$67,833
* Non-GAAP reconciliations of previously reported core results are included in previously issued earnings release supplements.

CONTACT:
FB Financial Corporation
Media Contact:
Jeanie M. Rittenberry, 615-313-8328
jrittenberry@firstbankonline.com
www.firstbankonline.com
or
Financial Contact:
James R. Gordon, 615-564-1212
jgordon@firstbankonline.com
investorrelations@firstbankonline.com